Exhibit 99.1

CHARLTON ARIA ACQUISITION CORPORATION

UNAUDITED PRO FORMA BALANCE SHEET

October 25, 2024

	October 25, 2024	Pro Forma Adjustments	Note	As Adjusted
Assets
Current Assets
Cash	$850,268	$150,000	(b)	$825,268
		(25,000)	(b)
		(150,000)	(c)
Prepaid expenses	14,800	-		14,800
Total Current Assets	865,068	(25,000)		840,068

Cash held in Trust Account	75,187,500	10,000,000	(a)	85,212,500
		25,000	(b)
Total Assets	$76,052,568	$10,000,000		$86,052,568

Liabilities, Ordinary Shares Subject to Possible Redemptions and Shareholders' Deficit
Current Liabilities
Accounts payable and accrued expenses	$10,860	$-		$10,860
Due to related parties	40,000	-		40,000
Promissory note - related party	273,969	-		273,969
Over-allotment liability	561,326	(498,956)	(e)	62,370
Total Current Liabilities	886,155	(498,956)		387,199

Deferred underwriting commission payable	1,500,000	200,000	(c)	1,700,000
Total Liabilities	2,386,155	(298,956)		2,087,199

Commitments and Contingencies

Class A ordinary shares subject to possible redemptions, $0.0001 par value, 445,000,000 shares authorized, 7,500,000 shares and 8,500,000 shares subject to possible redemptions, as actual and adjusted, respectively	75,187,500	10,025,000	(d)	85,212,500

Shareholders' Equity:
Preference shares, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-		-

Class A ordinary shares, $0.0001 par value, 445,000,000 shares authorized, 315,000 shares and 340,000 shares issued and outstanding, as actual and adjusted, respectively, (excluding 7,500,000 shares and 8,500,000 shares subject to possible redemptions, as actual and adjusted, respectively)	32	100	(a)	34
		1	(b)
		1	(c)
		(100)	(d)
Class B ordinary shares, $0.0001 par value, 50,000,000 shares authorized, 2,156,250 shares issued and outstanding	216	-		216
Additional paid-in capital	-	9,999,900	(a)	-
		149,999	(b)
		(350,001)	(c)
		(10,024,900)	(d)
		498,956	(e)
		(273,954)	(f)
Accumulated deficit	(1,521,335)	273,954	(f)	(1,247,381)
Total Shareholders' Deficit	(1,521,087)	273,956		(1,247,131)
Total Liabilities Ordinary Shares Subject to Possible Redemptions and Shareholder's Deficit	$76,052,568	$10,000,000		$86,052,568

The accompanying notes are an integral part of this unaudited pro forma balance sheet.

CHARLTON ARIA ACQUISITION CORPORATION
NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

Note 1 — Closing of Over-allotment Options and Additional Private Units, and Issuance of Additional Representative Shares

The accompanying unaudited pro forma balance sheet presents the balance sheet of Charlton Aria Acquisition Corporation (the “Company”) as of October 25, 2024, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on November 19, 2024, as described below.

On October 25, 2024, the Company consummated the initial public offering (the “IPO”) of 7,500,000 units (the “Units”). Each Unit consists of one Class A ordinary share, $0.0001 par value per share (each, a “Class A Ordinary Share”), and one right (each, a “Right”), each one Right entitling the holder thereof to exchange for one-eighth of one Class A Ordinary Share upon the completion of the Company’s initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $75,000,000.

Substantially concurrently with the closing of the IPO, the Company completed the private sale of 240,000 units (the “Private Units”) to the Company’s sponsor, ST Sponsor II Limited (the “Sponsor”). Each Private Unit consists of one Class A Ordinary Share and one right. The Private Units were sold at a purchase price of $10.00 per Private Units, generating gross proceeds to the Company of $2,400,000. The Private Units are identical to the Units sold in the IPO, subject to limited exceptions as further described in the Final Prospectus (File No. 333-282313) filed by the Company on October 24, 2024. The Company also issued to the Clear Street LLC, the representative of the underwriters of the IPO (the “Representative”), 75,000 Class A Ordinary Shares as part of the underwriting compensation (the “Representative Shares”) on the closing of the IPO.

In connection with the IPO, the underwriters were granted an option to purchase up to 1,125,000 additional Units to cover over-allotments, if any (the “Over-allotment Option”). On November 19, 2024, the Representative exercised the Over-allotment Option in part, and purchased 1,000,000 Units (the “Option Units”), generating gross proceeds of $10,000,000. Simultaneously with the issuance and sale of the Option Units, the Company completed a private placement sale of 15,000 Private Units (the “Additional Private Units”) to the Sponsor at a purchase price of $10.00 Private Units, generating gross proceeds of $150,000. The Company also issued additional 10,000 Representative Shares to the Representative.

In connection with the offering of the Option Units and the sale of Additional Private Units, the proceeds of $10,025,000 from the proceeds of the offering of the Option Units and the sale of Additional Private Units were placed in the trust account established for the benefit of the Company’s public shareholders and the underwriters of the IPO, with Continental Stock Transfer & Trust Company acting as trustee.

Pro forma adjustments to reflect the sale of the Option Units, the sale of the Additional Private Units and the issuance of the additional 10,000 Representative Shares described above are as follows:

Pro Forma Journal Entries	Debit	Credit
(a) Cash held in Trust Account	$10,000,000
Class A ordinary shares		$100
Additional paid-in capital		$9,999,900
To record the sale of 1,000,000 Option Units at $10.00 per Unit
(b) Cash	$150,000
Class A ordinary shares		$1
Additional paid-in capital		$149,999
Cash held in Trust Account	$25,000
Cash		$25,000
To record the sale of 15,000 Additional Private Units at $10.00 per Unit and to fully fund the Trust Account at 100.25%

(c) Additional paid-in capital	$350,001
Class A ordinary shares		$1
Cash		$150,000
Deferred underwriting commission payable		$200,000
To record the issuance of the additional 10,000 Representative Shares, the payment of initial underwriting commission, and the recognition of the deferred underwriting commission arising from the sale of Option Units

(d) Class A ordinary shares	$100
Additional paid-in capital	$10,024,900
Class A ordinary shares subject to possible redemptions		$10,025,000
To accrete the carrying value of the Class A ordinary shares out of permanent equity into Class A ordinary shares subject to possible redemptions

(e) Over-allotment liability	$498,956
Additional paid-in capital		$498,956
To transfer the over-allotment liability into additional paid-in capital upon partially exercise of the Option Units

(f) Additional paid-in capital	$273,954
Accumulated deficit		$273,954
To reallocate additional paid-in capital and accumulated deficit on accretion previously over charged against accumulated deficit in connection with the IPO

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